TO:	ICO Directors and Executive Officers

	Christopher N. O’Sullivan	W. Robert Parkey, Jr.
	Jon C. Biro	Brad Leuschner
	David E.K. Frischkorn, Jr.	Paul T. Giddens
	A. John Knapp	Charles T. McCord, III
	William C. Willoughby	John F. Gibson

FROM:	Charlotte Fischer, General Counsel & Secretary

SUBJECT:	Notification of Imposition of a Blackout Period Pursuant to Sarbanes-Oxley Section 306(a)

DATE:	May 28, 2004

Section 301(a) of the Sarbanes-Oxley Act of 2002 (the “Act”) requires an issuer to provide timely notice to its directors and executive officers, and to the Securities and Exchange Commission, of the imposition of a blackout period that triggers the trading prohibitions of Section 306(a) of the Act. In connection with the upcoming merger of the two 401k plans sponsored by the Company, a blackout period triggering trading prohibitions of Section 306(a) will be imposed. However, this notice is simply a formality, in that the 401k blackout coincides with a quarterly blackout imposed under the Company’s Blackout Period and Pre-Clearance Policy, as more specifically described below.

Description of 401k Plan Transactions and Securities affected by the Blackout Period, and Length of the Period

The Company is merging the Oilfield Services Savings and Investment Plan (the “Oilfield 401k Plan”) into the ICO Polymers Savings and Investment Plan (the “Polymers 401k Plan”). During the blackout period imposed by the merger, participants in the Oilfield 401k Plan will be prohibited from trading ICO, Inc. common stock held in their 401k accounts. The blackout period imposed on participants in the Oilfield 401k Plan will begin on June 28, 2004, and will last through the week of July 4, 2004. A copy of the notification sent to participants in the Oilfield 401k Plan and to ICO, Inc. by ICO Technology, Inc. (as the Plan Administrator) is attached to this memo.

401K Blackout Period Coincides with Quarterly Blackout Period Imposed on Directors and Executive Officers Under ICO’s Blackout Period and Pre-Clearance Policy

Regulations enacted pursuant to Section 306(a) prohibit you from trading in ICO securities “acquired in connection with service or employment as a director and executive officer” (as defined in the regulations) during the blackout period described above that will be imposed on participants in ICO’s Oilfield 401k plan in connection with the 401k plan merger. However, the upcoming merger coincides with a quarterly blackout period pursuant to ICO’s Blackout Period and Pre-Clearance Policy (the “Policy”). Pursuant to the Policy, as directors and executive officers you will be prohibited from trading in any ICO securities beginning at the close of market on June 15, 2004, and continuing until the second full Trading Day (as defined in the Policy) following the filing of the Company’s Form 10-Q for the third fiscal quarter (which will occur in late July or early August). Therefore notwithstanding the blackout period imposed upon you under Sarbanes-Oxley Section 306(a), you are prohibited from trading in any ICO securities during that period pursuant to the Company’s Policy.

If you have any questions about the issues addressed in this memorandum, please feel free to contact me at ICO’s corporate offices, at (713) 351-4149.

5333 Westheimer, Suite 600 Houston, Texas 77056 +1 713-351-4100

May 26, 2004

Planning For
Your Future

Oilfield Services Division Savings and Investment Plan will be merging into the ICO Polymers Savings and Investment Plan effective July 1, 2004.

Below in a question-and-answer format, is information you will need to know as we merge the retirement plans.

What are the investment options available in the merged plans?
The fund offerings available in the merged plan will be identical to your current fund offerings and are outlined below for your reference.

Funds
Putnam Stable Value Fund	Putnam Stable Value Fund
Putnam U.S. Government Income Trust	Putnam U.S. Government Income Trust
PIMCO Total Return Fund	PIMCO Total Return Fund
PIMCO High Yield Fund	PIMCO High Yield Fund
Putnam Asset Allocation: Conservative Portfolio	Putnam Asset Allocation: Conservative Portfolio
Putnam Asset Allocation: Balanced Portfolio	Putnam Asset Allocation: Balanced Portfolio
Putnam Asset Allocation: Growth Portfolio	Putnam Asset Allocation: Growth Portfolio
The Putnam Fund for Growth and Income	The Putnam Fund for Growth and Income
Putnam S&P 500 Index Fund	Putnam S&P 500 Index Fund
Putnam Investors Fund	Putnam Investors Fund
Putnam Vista Fund	Putnam Vista Fund
Franklin Small-Mid Cap Growth Fund	Franklin Small-Mid Cap Growth Fund
Federated Stock Trust	Federated Stock Trust
Van Kampen Emerging Growth Fund	Van Kampen Emerging Growth Fund
Putnam International New Opportunities Fund	Putnam International New Opportunities Fund
ICO Company Stock	ICO Company Stock

When will the transition period begin?
The transition period will begin on June 28, 2004. To ensure that the transition goes smoothly, no account transactions will be permitted during the transition period, including distributions, withdrawals, loans, and investment election changes. The transition period will last through the week of July 4, 2004. Please remember that your account balance will remain invested in the funds you have selected during the transition period. When the transition is complete you will once again have full access to your account.

What will happen to my existing 401(k) balance during the merger of plans?
Your existing account balance in the Oilfield Services Division Savings and Investment Plan will be transferred to the ICO Polymers Savings and Investment Plan effective July 1.

What do I need to do now?
You do not need to do anything at this time unless you want to change your investment elections. The transfer will take place and your payroll deductions will continue to be invested and allocated to your existing allocations within the merged ICO Polymers Savings and Investment Plan.

What can I expect during the transition period?
During this period, you may call Putnam for general fund performance information on each of the funds. However, you will not be able to receive information on your personal account in the Oilfield Services Division Savings and Investment Plan or make transactions until the transition is completed in July.

Whom do I talk to if I have any questions about Putnam and the transition period?
You may call Putnam at 1-877-888-401k (press 0 for a customer service representative), between the hours of 8:00 a.m. and 10:00 p.m. Eastern Time, any business day, or contact your local Human Resources Representative.

Please read each fund’s prospectus or offering statement, which was previously provided to you, before making any investment decisions.

The following is a legal notice to you regarding the merger of the plans.

Important Notice Concerning Your Rights Under the
Oilfield Services Division Savings and Investment Plan

This notice is to inform you that the Oilfield Services Division Savings and Investment Plan will be merged into the ICO Polymers Savings and Investment Plan. This means that your account balances in the Oilfield Services Division Savings and Investment Plan will be transferred from your current Plan to the ICO Polymers Savings and Investment Plan. As a result of the merger, you temporarily will be unable to obtain a loan, a distribution, or withdrawal from the Plan, and you will be unable to make investment election changes to your existing account balance. This period, during which you will be unable to exercise these rights otherwise available under the plan, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

The blackout period will begin at 3:00 p.m. on June 28, 2004 and will end the week of July 4, 2004. During the week of July 4, 2004, you can determine whether the blackout period has ended by contacting Putnam at the number below.

Should the blackout period end sooner than anticipated, you will be notified of this earlier “live date” when Putnam Investments provides you with your Transfer of Asset confirmation statement signifying the completion of the merger and the blackout.

During the blackout period you will be unable to direct or diversify the assets held in your plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.

If you have any questions concerning this notice, you should contact Putnam at 1-877-888-401k (press 0 for a customer service representative), between the hours of 8:00 a.m. and 10:00 p.m. Eastern Time, any business day, or contact your local Human Resources Representative.

Putnam Investments, LLC, also known as Putnam Investments, is the holding company for affiliated corporations that provide numerous services to employers on behalf of their employee benefit plans. These corporations include Putnam Retail Management, The Putnam Advisory Company, LLC, and Putnam Fiduciary Trust Company, among others.

Putnam Retail Management